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                                                                    EXHIBIT 3.1




                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           BLUE RIVER BANCSHARES, INC.


                                    ARTICLE I
                                      Name

         The name of the Corporation is Blue River Bancshares, Inc. (the "Corporation").


                                 ARTICLE II
                         Registered Office and Agent

         The street address of the Registered Office of the Corporation is One Indiana Square, Suite 2800, Indianapolis, Indiana 46204 and the name of the Corporation's initial Registered Agent at that office is Michael J. Messaglia.


                                 ARTICLE III
                              Authorized Shares

         Section 1. Number of Shares. The total number of shares of capital stock which the Corporation has authority to issue is 12,000,000 shares, consisting of 10,000,000 shares of designated as "Common Stock" and 2,000,000 shares designated as "Preferred Stock."

         Section 2. Terms of Shares of Common Stock. Each share of Common Stock shall be equal to every other share of Common Stock. Each share of Common Stock shall participate equally in all earnings and profits of the Corporation and on distribution of assets, whether on dissolution, liquidation or otherwise. The Common Stock is entitled to distributions and dividends as and when declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends. Each holder of Common Stock of the Corporation is entitled to vote on all matters presented to shareholders and shall be entitled on all matters, including elections of directors, to one vote for each share of Common Stock registered in his or her name on the books of the Corporation.

         Section 3. Terms of Shares of Preferred Stock.

         (a) The shares of Preferred Stock may be issued from time to time in one or more series. Subject to subsection (b) below, the Board of Directors of the Corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status


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which they had prior to the adoption of the resolutions or resolutions originally fixing the number of shares of such series.

         (b) Any issuance of Preferred Stock shall be approved by a majority of those directors of the Corporation who (i) are not, and have not been during the preceding two years, officers or employees of the Corporation or any of its subsidiaries or their affiliates or associates, (ii) do not have any material business or professional relationship with the Corporation or any of its affiliates or associates, (iii) do not have an interest in the transaction and
(iv) have had access, at the Corporation's expense, to the Corporation's or independent legal counsel.


                                   ARTICLE IV
                                    Directors

         Section 1. Number of Directors. The Board of Directors is composed of five (5) members. The number of directors may be changed from time to time by the By-Laws of the Corporation to any number. In the absence of a By-Law fixing the number of directors, the number shall be five (5).

         Section 2. Qualifications of Directors. Directors shall be residents of the State of Indiana. This Section 2 of Article IV shall not be altered, amended or repealed except by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote on such matter.

         Section 3. Powers of Directors. In addition to the powers and the authority granted by these Articles, by the By-Laws of the Corporation or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of the Indiana Business Corporation Law, or any successor law, as then in effect and not specifically prohibited or limited by these Articles.

         Section 4. Terms of Directors. The Board of Directors shall be divided into three classes, designated as Class 1, Class 2 and Class 3, having as nearly an equal number of Directors in each class as possible, with the term of office of one class expiring each year. Additional directorships resulting from an increase in the number of Directors shall be apportioned among the classes as equally as possible.

         The initial term of office of Directors of Class 1 shall expire at the Annual Meeting of Shareholders in 1999, but not until their successors shall be elected and qualified; the initial term of office of Directors of Class 2 shall expire at the Annual Meeting of Shareholders in 2000, but not until their successors shall be elected and qualified; and the initial term of office of Directors of Class 3 shall expire at the Annual Meeting of Shareholders in 2001, but not until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for

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a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

         This Section 4 of Article IV shall not be altered, amended or repealed except by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote on such matter.

         Section 5. Removal of Directors.

         (a) Removal by Shareholders Without Cause. Any Director may be removed from office at any time without cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors at a meeting of shareholders called for that purpose.

         (b) Removal by Shareholders With Cause. Any Director may be removed from office with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors at a meeting of shareholders called for that purpose. Cause for such removal shall be construed to exist only if:

                  (i) The Director whose removal is proposed has been convicted, or has been granted immunity to testify where another person has been convicted, of a felony by a court of competent jurisdiction, even if such conviction remains subject to direct appeal; or

                  (ii) The Director has been adjudicated by a court of competent jurisdiction to be liable for recklessness or willful misconduct in the performance of his duties to the Corporation, even if such adjudication remains subject to direct appeal.

         Such removal must be brought within one (1) year of the date that such conviction or adjudication has been entered or issued by a court of competent jurisdiction.

         (c) Removal by Directors. Any Director may be removed from office by a majority vote of the actual number of Directors elected and qualified from time to time at a meeting of the Board of Directors called for that purpose if the Director whose removal is sought has failed to attend at least three (3) consecutive regular meetings of the Board of Directors of the Corporation.

         This Section 5 of Article IV shall not be altered, amended or repealed except by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote on such matter.



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                                    ARTICLE V
                                  Incorporator

         The name and post office address of the Incorporator of the Corporation is Michael J. Messaglia, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204.


                                 ARTICLE VI
                    Provisions for Regulation of Business
                    and Conduct of Affairs of Corporation

         Section 1. By-Laws of the Corporation. The Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

         Section 2. Voting Rights on Certain Business Combinations. The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote on the matter shall be required to approve any business combination (as hereinafter defined) which is not approved and recommended by the vote of at least two-thirds (2/3) of the actual number of Directors of the Corporation elected and qualified from time to time. All other business combinations shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the matter. This Section 2 of Article VI shall not be altered, amended or repealed except by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote on such matter at a shareholders meeting duly called for that purpose, on a proposal adopted and recommended by a vote of at least two-thirds (2/3) of the actual number of Directors elected and qualified from time to time.

         A "business combination" as utilized in this Article VI shall include:

                  (i) Any merger, consolidation or share exchange of the Corporation with or into any other corporation;

                  (ii) Any sale, lease, exchange, pledge, transfer or other disposition, in one transaction or a series of transactions, of any material portion of the assets of the Corporation or any subsidiary thereof to or with any other corporation, person or entity; or

                  (iii) Any liquidation or dissolution of the Corporation or any material subsidiary thereof or the adoption of any plan with respect thereto.

         Section 3. Consideration of Non-Financial Factors. In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders when evaluating a business combination (as defined in Article VI, Section 2 above) or a tender or

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exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the consideration to be paid in connection with any such transaction, consider all the following factors and any other factors which it deems relevant:

                  (i) The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

                  (ii) The business and financial condition, results of operations and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation, its shareholders and subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

                  (iii) The competence, experience and integrity of the acquiring person or persons and its or their management.

         This Section 3 of Article VI shall not be altered, amended or repealed except by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote on such matter.

         Section 4. Business Combination Statute. The Corporation shall be subject to and be governed by the business combinations provisions of the Indiana Business Corporation Law, as amended, as codified at Indiana Code
Section 23-1-43, as amended from time to time.

         Section 5. Notice for Nominations and Proposals.

         (a) Nominations for the election of directors and proposals for any new business to be considered at any annual or special meeting of shareholders may be made by the Board of Directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the date of any such meeting. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice,
(ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         (b) Each such notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief

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description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Unless otherwise determined by the Board of Directors of the Corporation, each shareholder is limited to making one (1) proposal for business to be considered at any annual or special meeting of shareholders of the Corporation. Notwithstanding anything in these Articles of Incorporation to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 5 of this
Article VI.

         (c) The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chairman should so determine, the Chairman shall so declare to the meeting that the defective nomination or proposal shall be disregarded and not voted upon by the shareholders at such meeting and shall be laid over for action at the next succeeding special or annual meeting of the shareholders taking place thirty
(30) days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

         This Section 5 of Article VI shall not be altered, amended or repealed except by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote on such matter.






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